EXHIBIT 10.42

GILEAD SCIENCES, INC.

STOCK OPTION AGREEMENT

RECITALS

A. Optionee is to render valuable services to the Corporation (or a Related Entity), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, the Corporation hereby grants an option to Optionee upon the following terms and conditions:

1. Grant of Option. The Corporation hereby grants to the person identified on attached Schedule I (the “Optionee”) an option to purchase shares of Common Stock under the Plan. The date on which this option is granted (the “Grant Date”), the number of shares of Common Stock purchasable under this option (the “Option Shares”), the exercise price payable per share (the “Exercise Price”), the applicable vesting schedule by which this option shall vest and become exercisable incrementally for the Option Shares (the “Vesting Schedule”) and the date to be used to measure the maximum term of this option (the “Expiration Date”) are also indicated on attached Schedule I to this Agreement. The option is a non-statutory option under the U.S. federal income tax laws. The remaining terms and conditions governing this option shall be as set forth in this Agreement.

2. Option Term. The term of this option shall commence on the Grant Date and continue to be in effect until the close of business on the last business day prior to the Expiration Date specified in attached Schedule I, unless sooner terminated in accordance with Paragraph 5 or 6 below.

3. Limited Transferability.

(a) This option may be assigned in whole or in part during Optionee’s lifetime to a Living Trust. The assigned portion may only be exercised by the Living Trust. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents to be executed by the Optionee and the Living Trust as the Corporation may deem appropriate.

(b) Except for the limited transferability provided under Paragraph 3(a), this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option by completing the Corporation’s Universal Beneficiary Designation form and filing the completed form with the Corporation’s Human Resources Department. Should Optionee file such Universal Beneficiary Designation form and die while holding this option, then this option shall automatically be transferred to the designated beneficiary or beneficiaries. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5 below, be exercised following Optionee’s death.

4. Dates of Exercise. This option shall vest and become exercisable for the Option Shares in a series of installments in accordance with the Vesting Schedule set forth in attached Schedule I. As the option vests and becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the last business day prior to the Expiration Date or any sooner termination of the option term under Paragraph 5 or 6 below.

5. Cessation of Service. The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Except as otherwise expressly provided in subparagraphs (b) through (f) of this Paragraph 5, should Optionee cease to remain in Continuous Service for any reason while this option is outstanding, then Optionee shall have until the close of business on the last business day prior to the expiration of the three (3)-month period measured from the date of such cessation of Continuous Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Continuous Service, but in no event shall this option be exercisable at any time after the close of business on the last business day prior to the Expiration Date.

(b) In the event Optionee ceases Continuous Service by reason of his or her death while this option is outstanding, then this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Continuous Service, by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the close of business on the last business day prior to the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date. Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(c) Should Optionee cease Continuous Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have until the close of business on the last business day prior to the expiration of the twelve (12)-month period measured from the date of such cessation of Continuous Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such cessation of Continuous Service. In no event, however, shall this option be exercisable at any time after the close of business on the last business day prior to the Expiration Date.

(d) Except as otherwise precluded by Applicable Laws, should (i) Optionee cease Continuous Service after completion of at least three (3) years of Continuous Service and (ii) the sum of Optionee’s attained age and completed years of Continuous Service at the time of such cessation of service equals or exceeds seventy (70) years, then Optionee shall have until the close of business on the last business day prior to the expiration of the thirty-six (36)-month period measured from the date of such cessation of Continuous Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such cessation of Continuous Service. In no event, however, shall this option be exercisable at any time after the close of business on the last business day prior to the Expiration Date.

(e) The applicable period of post-service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the close of business on the last business day prior to the Expiration Date.

(f) Should Optionee’s Continuous Service be terminated for Cause, or should Optionee engage in any other conduct, while in Continuous Service or following cessation of Continuous Service, that is materially detrimental to the business or affairs of the Corporation (or any Related Entity), as determined in the sole discretion of the Administrator, then this option, whether or not vested and exercisable at the time, shall terminate immediately and cease to be outstanding.

(g) During the limited period of post-service exercisability provided under this Paragraph 5, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is at the time vested and exercisable. Except to the extent (if any) specifically authorized by the Administrator pursuant to an express written agreement with the Optionee, this option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Vesting Schedule set forth in attached Schedule I or the special vesting acceleration provisions of Paragraph 6 below, following Optionee’s cessation of Continuous Service. Upon the expiration of such limited exercise period or (if earlier) upon the close of business on the last business day prior to the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

6. Special Acceleration of Option.

(a) This option, to the extent outstanding at the time of an actual Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) this option is to be replaced with an economically-equivalent substitute equity award or (iii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time vested and exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same Vesting Schedule for those Option Shares as set forth in attached Schedule I. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder.

(b) Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option but subject to the Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(d) If this option is assumed or otherwise continued in effect in connection with a Change in Control or replaced with an economically-equivalent equity award or a cash retention program in accordance with Paragraph 6(a) above, then:

(i) the option (or such economically equivalent award) shall vest and become immediately exercisable for all of the Option Shares or other securities at the time subject to the option (or such award) and may, within the applicable exercise period under Paragraph 5, be exercised for any or all of those Option Shares or other securities as fully vested shares or securities, or

(ii) the balance credited to Optionee under any cash retention program established in accordance with Paragraph 6(a) shall immediately be paid to Optionee in a lump sum, subject to the Corporation’s collection of all applicable Withholding Taxes;

if, within the period beginning with the execution date of the definitive agreement for the Change in Control transaction and ending with the earlier of (i) the termination of that definitive agreement without the consummation of such Change in Control or (ii) the expiration of the Applicable Acceleration Period following the consummation of such Change in Control, Optionee’s Continuous Service terminates due to an involuntary termination (other than for death or Permanent Disability) without Cause or a voluntary termination by Optionee due to Constructive Termination.

(e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Administrator deems appropriate in order to reflect such change and thereby prevent the dilution or enlargement of benefits hereunder, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) above shall be controlling.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation, either directly or through an on-line internet transaction with a brokerage firm authorized by the Corporation to effect such option exercises, of the exercise of this option for one or more Option Shares. Copies of the Notice of Exercise may be obtained from the Corporation’s intranet at http://gnet/finance/doc/noe.doc.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation; or

(B) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of all or a sufficient portion of the purchased shares so that such brokerage firm can remit to the Corporation, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Withholding Taxes and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable Withholding Taxes.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares (either in paper or electronic form), with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all Applicable Laws relating thereto.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Corporation’s employee records or shall be delivered electronically to Optionee through the Corporation’s electronic mail system or through an on-line brokerage firm authorized by the Corporation to effect option exercises through the internet. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to California’s conflict-of-laws rules.

15. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

16. Leaves of Absence. The following provisions shall govern leaves of absence, except to the extent the application of such provisions to Optionee would contravene Applicable Laws.

(a) For purposes of this Agreement, Optionee’s Continuous Service shall not be deemed to cease during any period for which Optionee is on a military leave, sick leave or other personal leave approved by the Corporation. However, Optionee shall not receive any Continuous Service credit, for purposes of vesting in this option and the Option Shares pursuant to the Vesting Schedule set forth in attached Schedule I, for any period of such leave of absence, except to the extent otherwise required by law or pursuant to the following policy:

•

Optionee shall receive Continuous Service credit for such vesting purposes for (i) the first three (3) months of an approved personal leave of absence or (ii) the first seven (7) months of any bona fide leave of absence (other than an approved personal leave), but in no event beyond the expiration date of such leave of absence.

(b) In no event shall Optionee be deemed to remain in Continuous Service at any time after the earlier of (i) the expiration date of his or her leave of absence, unless Optionee returns to active Continuous Service on or before that date, or (ii) the date Optionee’s Continuous Service actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or disability.

17. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to remain in Employee status for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Related Entity employing Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Employee status at any time for any reason, with or without Cause.

18. Plan Prospectus. The official prospectus for the Plan is available on the Corporation’s intranet at:

http://gnet/HR/stocks_new.asp. Optionee may also obtain a printed copy of the prospectus by contacting Stock Plan Services at stockplanservices@gilead.com.

19. Optionee Acceptance. Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall this option be exercised in the absence of such acceptance.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.

By:	/s/ Kristen M. Metza
Kristen M. Metza
Title:	SVP, Human Resources

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Administrator shall mean the Compensation Committee of the Board (or a subcommittee thereof) acting in its capacity as administrator of the Plan.

B. Agreement shall mean this Stock Option Agreement.

C. Applicable Acceleration Period shall have the meaning assigned to such term in Section 2(b) of the Plan and shall be determined on the basis of Optionee’s status on the Grant Date.

D. Applicable Laws shall mean the legal requirements related to the Plan and the option under applicable provisions of the federal securities laws, state corporate and state securities laws, the Code, the rules of any applicable Stock Exchange on which the Common Stock is listed for trading, and the rules of any non-U.S. jurisdiction applicable to options granted to residents therein.

E. Board shall mean the Corporation’s Board of Directors.

F. Cause shall, for purposes of Paragraph 5 of the Agreement, mean the termination of Optionee’s Continuous Service as a result of Optionee’s (i) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Corporation or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Corporation or Related Entity policy, or material breach of any agreement with the Corporation or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. However, for purposes of Paragraph 6(d) of the Agreement, Cause shall mean the termination of Optionee’s Continuous Service as a result of Optionee’s (a) conviction of, a guilty plea with respect to, or a plea of nolo contendere to, a charge that Optionee has committed a felony under the laws of the United States or of any State or a crime involving moral turpitude, including (without limitation) fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment to Optionee at the expense of the Corporation or a Related Entity; (b) material breach of any agreement entered into between Optionee and the Corporation or a Related Entity that impairs the Corporation’s or the Related Entity’s interest therein; (c) willful misconduct, significant failure to perform his or her duties or gross neglect of his or her duties; or (d) engagement in any activity that constitutes a material conflict of interest with the Corporation or a Related Entity.

G. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve- (12) month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders; or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) above who were still in office at the time the Board approved such election or nomination.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Corporation’s incorporation or to create a holding company structure pursuant to which the Corporation becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to the formation of such entity.

H. Code shall mean the Internal Revenue Code of 1986, as amended.

I. Common Stock shall mean shares of the Corporation’s common stock.

J. Constructive Termination shall have the meaning assigned to such term in Section 11(d) of the Plan.

K. Consultant shall mean any person, including an advisor, who is compensated by the Corporation or any Related Entity for services performed as a non-employee consultant; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.

L. Continuous Service shall mean the performance of services for the Corporation or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Optionee shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Related Entity or (ii) the entity for which Optionee is performing such services ceases to remain a Related Entity of the Corporation, even though Optionee may subsequently continue to perform services for that entity. In jurisdictions requiring notice in advance of an effective termination of Optionee’s service as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of such service to the Corporation or a Related Entity notwithstanding any required notice period that must be fulfilled before Optionee’s termination as an Employee, Director or Consultant can be effective under Applicable Laws.

M. Corporation shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.

N. Director shall mean a member of the Board.

O. Employee shall mean an individual who is in the employ of the Corporation (or any Related Entity), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

P. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

Q. Exercise Price shall mean the exercise price payable per Option Share as specified in attached Schedule I.

R. Expiration Date shall mean the date specified on attached Schedule I for measuring the maximum term for which the option may remain outstanding.

S. Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported) on that date, as quoted on the Stock Exchange that is at the time serving as the primary trading market for the Common Stock; provided, however, that if there no reported closing price or closing bid for that date, then the closing price or closing bid, as applicable, for the last trading date on which such closing price or closing bid was quoted shall be determinative of such Fair Market Value. The applicable quoted price shall be as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

T. Grant Date shall mean the date on which the option is granted, as specified on attached Schedule I.

U. Living Trust shall mean a revocable living trust established by Optionee or by Optionee and his or her spouse of which Optionee is the sole trustee (or sole co-trustee with his or her spouse) and sole beneficiary (or sole co-beneficiary with his or her spouse) during Optionee’s lifetime.

V. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

W. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

X. Notice of Exercise shall mean the notice of option exercise in the form authorized by the Corporation.

Y. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in attached Schedule I.

Z. Optionee shall mean the person identified in attached Schedule I to whom the option is granted pursuant to the Agreement.

AA. Parent shall mean a “parent corporation,” whether now existing or hereafter established, as defined in Section 424(e) of the Code.

BB. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

CC. Plan shall mean the Corporation’s 2004 Equity Incentive Plan, as amended from time to time.

DD. Related Entity shall mean (i) any Parent or Subsidiary of the Corporation and (ii) any corporation in an unbroken chain of corporations beginning with the Corporation and ending with the corporation in the chain for which Optionee provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least twenty percent (20%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain and there is a legitimate non-tax business purpose for making this option grant to Optionee.

EE. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

FF. Subsidiary shall mean a “subsidiary corporation,” whether now existing or hereafter established, as defined in Section 424(f) of the Code.

GG. Vesting Schedule shall mean the schedule set forth in attached Schedule I, pursuant to which the option is to vest and become exercisable for the Option Shares in a series of installments over Optionee’s period of Continuous Service.

HH. Withholding Taxes shall mean the federal, state, local and/or foreign income taxes and the employee portion of the federal, state, local and/or foreign employment taxes required to be withheld by the Corporation in connection with the exercise of the option.

SCHEDULE I

OPTION GRANT SPECIFICS

Name of Optionee: «FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

Grant Date: «OPTION_DATE»

Grant Number: «NUM»

Total Number of Option Shares: «SHARES_GRANTED»

Exercise Price: US «OPTION_PRICE»

Vesting Schedule:

Shares	Vest Type	Full Vest Date	Expiration Date
«SHARES_PERIOD_1»	«VEST_TYPE_PERIOD_1»	«VEST_DATE_PERIOD_1»	«EXPIRATION_DATE_PERIOD_1»
«SHARES_PERIOD_2»	«VEST_TYPE_PERIOD_2»	«VEST_DATE_PERIOD_2»	«EXPIRATION_DATE_PERIOD_2»
«SHARES_PERIOD_3»	«VEST_TYPE_PERIOD_3»	«VEST_DATE_PERIOD_3»	«EXPIRATION_DATE_PERIOD_3»
«SHARES_PERIOD_4»	«VEST_TYPE_PERIOD_4»	«VEST_DATE_PERIOD_4»	«EXPIRATION_DATE_PERIOD_4»

The option will vest and become exercisable for the number of Option Shares noted on the first line above on the first anniversary of the Grant Date, as noted by the date listed under “Full Vest Date.” With respect to each subsequent line, the option will vest and become exercisable for the listed Option Shares in equal quarterly installments, beginning one quarter after the Full Vest Date on the previous line and ending on the corresponding Full Vest Date for the listed Option Shares at issue. Fractional shares will be rounded down to the nearest whole number.